BIONUTRICS, INC.
                         2415 E. CAMELBACK RD., STE. 700
                                PHOENIX, AZ 85022


                                                     August 25, 2005

Nostrum Pharmaceuticals, Inc.
505 Thornall Street, #304
Edison, New Jersey 08837
Attn: Carlton R. Asher, Jr.

 Re: SECOND AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT DATED AS OF MARCH 16, 2005

Ladies and Gentlemen:

         This letter agreement serves as an amendment to the Technology License Agreement dated as of March 16, 2005, as amended June 30, 2005 (the "Agreement") by and between Nostrum Pharmaceuticals, Inc. ("Nostrum") and Bionutrics, Inc. ("Bionutrics"), all on the terms and conditions hereinafter set forth. All terms defined in the Agreement shall have the same meanings in this letter agreement, unless otherwise specifically modified in this letter agreement.

         The Agreement is hereby amended to provide that Nostrum's rights to terminate the Agreement pursuant to Section 9.3 of the Agreement shall be determined in accordance with the provisions of Section 9.3 as of October 31, 2005 (rather than as of than as of August 31, 2005).

         The Agreements is hereby amended and supplemented to provide that Bionutrics may not issue, or offer or agree to sell, without the prior written consent of Nostrum, any preferred stock or other security of Bionutrics having any preference or senior status over any of the terms of the currently existing common stock of Bionutrics.

         This letter agreement shall be effective and become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto and is delivered to the other party in accordance with Section 11.2 of the Agreement. This letter agreement shall be considered a part of the Agreement for all purposes, and unless amended by the terms of this letter agreement, the terms and conditions of the Agreement and the parties' First and Second Stock Purchase Agreements shall remain in full force and effect.

                                        Very truly yours,

                                        BIONUTRICS, INC.

                                        By: /s/ Ronald Howard Lane
                                           -----------------------
                                                Ronald Howard Lane
                                                President


ACCEPTED AND AGREED:
August 31, 2005

NOSTRUM PHARMACEUTICALS, INC.

By: /s/ Nirmal Mulye
   -----------------
        Nirmal Mulye, Ph.D.
        President